Exhibit 23(a)


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
              ----------------------------------------------------

We have issued our report dated January 18, 2000 accompanying the consolidated financial statements of SVB Financial Services, Inc. and subsidiaries appearing in the 1999 Annual Report of the SVB Financial Services, Inc. to its shareholders included in the Annual Report on Form 10-KSB for the year ended December 31, 1999, which are incorporated by reference in this Registration
Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."



/s/ GRANT THORNTON LLP



Philadelphia, Pennsylvania

June 30, 2000